Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of our report dated October 7, 2015 relating to the financial statements of Marvasol, Inc. (D/B/A LastPass) as of and for the years ended December 31, 2014 and 2013, which appears in LogMeIn, Inc.’s Current Report on Form 8-K/A dated December 23, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Boston, Massachusetts

December 13, 2016